As filed with the Securities and Exchange Commission on April 26, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Advance Auto Parts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-2049910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5008 Airport Road

Roanoke, Virginia 24012

(540) 362-4911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darren R. Jackson

Chief Executive Officer and Director

Advance Auto Parts, Inc.

5008 Airport Road

Roanoke, Virginia 24012

(540) 362-4911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Christina Melendi, Esq.

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022-4689

(212) 705-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price(1)(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Senior or Subordinated Debt Securities	—	—	—	—
Guarantees of Debt Securities(4)	—	—	—	—
Total	—	—	—	—

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.E. of Form S-3.

(2)	An indeterminate number or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

(4)	The guarantees of debt securities may be issued by one or more of the registrants named below under “Table of Additional Registrants” and may be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

Table of additional registrants1

Exact name of additional registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer identification no.

Advance Aircraft Company, Inc.	Virginia	54-2061983
Advance Auto Business Support, LLC	Virginia	26-1629361
Advance Auto Innovations, LLC	Virginia	54-2061915
Advance Auto of Puerto Rico, Inc.	Delaware	20-2321057
Advance Patriot, Inc.	Delaware	20-2321090
Advance Stores Company, Incorporated	Virginia	54-0118110
Advance Trucking Corporation	Virginia	54-1895223
Autopart International, Inc.	Massachusetts	04-2261826
Crossroads Global Trading Corp.	Virginia	26-1629453
Discount Auto Parts, LLC	Virginia	59-1447420
E-Advance, LLC	Virginia	26-4627308
TTR, Inc.	Delaware	20-3955132
Western Auto of Puerto Rico, Inc.	Delaware	43-1544437
Western Auto of St. Thomas, Inc.	Delaware	66-1469029
Western Auto Supply Company	Delaware	54-1911686

[1]	With the exception of Autopart International, Inc., the address, including zip code, of each additional registrant is 5008 Airport Road, Roanoke, Virginia 24012, and the phone number, including area code, is (540) 362-4911. The address, including zip code, of Autopart International, Inc., is 1205 US Rte #1, Sharon, Massachusetts 02067, and the phone number, including area code, is (781) 784-4600.

Advance Auto Parts, Inc.

Prospectus

Debt Securities

We may offer from time to time debt securities which may or may not be guaranteed by one or more of our U.S. subsidiaries.

We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock is listed on the New York Stock Exchange under the symbol “AAP”.

INVESTING IN OUR SECURITIES INVOLVES RISKS. See “Risk Factors” on page 4 of this prospectus, the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2010

Plan of distribution	14
Legal matters	16
Experts	16
Where you can find more information	16
Incorporation of certain documents by reference	17

In this prospectus, “Advance,” “we,” “us,” “our,” and similar terms refer to Advance Auto Parts, Inc.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

About this prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules or regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Special note regarding forward-looking statements

Certain statements in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are usually identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “projection,” “should,” “strategy,” “will,” or similar expressions. We intend for any forward-looking statements to be covered by, and we claim the protection under, the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available. Although we believe that our plans, intentions and expectations as reflected in or suggested by any forward-looking statements are reasonable, we do not guarantee or give assurance that such plans, intentions or expectations will be achieved. Actual results may differ materially from our anticipated results described or implied in our forward-looking statements, and such differences may be due to a variety of factors. Our business could also be affected by additional factors that are presently unknown to us or that we currently believe to be immaterial to our business.

Some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from any forward-looking statements made or implied in this prospectus, include but are not limited to, general economic conditions, competitive pressures and legal and regulatory changes applicable to our business.

We assume no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider such risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

Our company

We are a leading specialty retailer of automotive aftermarket parts, accessories, batteries and maintenance items primarily operating within the United States. Our stores carry an extensive product line for cars, vans, sport utility vehicles and light trucks. We serve both “do it yourself,” or DIY, and “do it for me,” or Commercial, customers. At January 2, 2010, we operated 3,420 total stores. Our Advance Auto Parts stores carry a standard product offering of approximately 16,000 stock keeping units, or SKUs. We also provide our customers online shopping at www.AdvanceAutoParts.com with access to approximately 90,000 parts and accessories. We strive to be the leader in the automotive aftermarket industry in serving our customers by providing quality products at the right price and backed by a solid warranty and outstanding customer service.

We are a Delaware corporation and the address of our principal executive offices is 5008 Airport Road, Roanoke, Virginia 24012. Our telephone number is (540) 362-4911 and our website is www.AdvanceAutoParts.com. Please note that any references to www.AdvanceAutoParts.com in the registration statement and this prospectus are inactive textual references only and that the information contained in our website is not incorporated by reference into the registration statement or this prospectus.

Risk factors

An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. See “Incorporation Of Certain Documents By Reference” and “Special Note Regarding Forward-Looking Statements”.

Ratio of earnings to fixed charges

The table below sets forth our ratios of earnings to fixed charges for the periods indicated. The ratios have been based upon earnings from continuing operations before fixed charges and taxes on income. Fixed charges include interest (expense and capitalized) and an estimate of the portion of rent expense that is representative of the interest factor in these rentals.

	Fiscal year(1)
	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges	3.6	3.2	3.5	3.6	4.0

(1)	Our fiscal year consists of 52 or 53 weeks ending on the Saturday nearest December 31st. All fiscal years presented are 52 weeks, with the exception of Fiscal 2008 which consisted of 53 weeks.

Use of proceeds

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of securities that may be offered hereby for general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities under this prospectus.

Description of debt securities and guarantees

We may issue an unlimited amount of debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, if any information contained in a prospectus supplement contradicts the information below, you should rely on information in the prospectus supplement.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture”. An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described later under “—Events of default.” Second, the trustee performs certain administrative duties for us.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Any debt securities issued by us may be guaranteed by one or more of our U.S. subsidiaries, each of which we refer to in this section as a guarantor. Unless otherwise specified in a prospectus supplement the debt securities will be direct unsecured obligations of Advance.

Because this section is a summary, it does not describe every aspect of the debt securities, the indenture, and any guarantee of any debt securities. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where you can find more information,” below, for information on how to obtain a copy of the indenture.

General

Each series of debt securities, unless specified otherwise in the prospectus supplement, will be unsecured obligations of Advance. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

Any debt securities proposed to be sold under this prospectus and the attached prospectus supplement and any debt securities issuable upon conversion or exchange of other offered debt securities, as well as other unsecured debt securities, may be issued under the indenture in one or more series.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

• the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of Advance;

• the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

• the price or prices at which Advance will offer the debt securities;

• if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

• the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

• the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

• any optional redemption provisions and the price or prices at which, and terms and conditions upon which, the debt securities may be redeemed;

• any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

• if other than U.S. dollars, the currency or currencies of the debt securities;

• whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index or formula or other method and how these amounts will be determined;

• any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

• if the denominations in which the offered debt securities will be issued are other than denominations of $1,000 or any integral multiple of $1,000;

• the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

• any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

• any changes or additions to the events of default or covenants contained in the indenture;

• the terms of any guarantees by any of our subsidiaries;

• subordination provisions, if any, that will apply, to the extent different from those set forth below;

• the form of note or other instrument representing the debt if not issued in book entry form; and

• any other terms of the debt securities.

Covenants

The indenture or any supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

• the incurrence of additional debt, including guarantees, by us and our subsidiaries;

• the making of various payments by us and our subsidiaries;

• our business activities and those of our subsidiaries;

• the issuance of other securities by our subsidiaries;

• asset dispositions;

• sale-leaseback transactions;

• transactions with affiliates;

• a change of control;

• the incurrence of liens; and

• mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of indenture securities. See “—Resignation of trustee,” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of calculating and paying interest on our debt securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions relating only to the senior debt securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions relating only to the subordinated debt securities

The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The unsubordinated debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt.

If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made, and no subordinated debt securities may be redeemed or retired:

• if we fail to pay when due any amounts on any senior indebtedness;

• if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

• in other instances specified in the supplemental indenture.

Events of default

Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities or guarantees:

• default for 30 days in the payment when due of interest on the debt securities;

• default in payment when due of the principal of or redemption price on the debt securities;

• default in the performance of or breach of various covenants after applicable notice and/or grace periods;

• a default on other indebtedness, under certain circumstances;

• various events of bankruptcy or insolvency with respect to us; and

• if applicable, a subsidiary guarantee is found to be invalid or unenforceable, or is denied or disaffirmed.

The applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to Advance (and to the trustee if given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. No such notice would be required for an event of default that is a bankruptcy or insolvency event. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to Advance and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable indenture.

The indenture may provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

• the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

• the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

• such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

• the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

• no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner as may be provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Modification and waiver

The indenture will provide that Advance and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections, and legal compliance purposes, including as follows:

• to cure any ambiguity, defect or inconsistency;

• to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

• to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

• to make any change that does not adversely affect the interests thereunder of any holder in any material respect;

• to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

• to provide for the assumption by a successor of our or any our subsidiary guarantor’s obligations under the indenture as permitted thereunder;

• to add guarantors with respect to the notes;

• to add to Advance’s covenants;

• to add any additional events of default;

• to secure the debt securities;

• to establish the form or terms of debt securities; and

• to evidence the appointment of a successor trustee under the indenture.

The indenture will provide that Advance and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby,

• reduce the rate of or extend the time of payment for interest on any debt security;

• reduce the principal amount or extend the state maturity of any debt security;

• reduce the redemption price of any debt security or add redemption provisions to any debt security;

• make any debt security payable in money other than that stated in the indenture or the debt security;

• impair the right to receive, and to institute suit for the enforcement of, any payment of any debt security;

• other than in accordance with the terms of the indenture, eliminate any existing subsidiary guarantee of any debt security;

• reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, supplement or amend the indenture or waive a past default; or

• make any change to the amendment and waiver provisions of the debt security.

Governing law

Any issued debt securities and the indenture will be governed by the laws of the state of New York without regard to conflicts of laws principles thereof.

Concerning the trustee

The indenture will provide that, except during the continuance of an event of default, the trustee will perform such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement (which may include obligations concerning subordination of our subordinated debt securities), if, among other things:

• we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government obligations that through the payment of interest and principal in respect of those monies and/or U.S. Government obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

• we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on the series of debt securities to maturity,

• such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of Advance;

• we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of Advance’s exercise of the covenant defeasance, or (ii) an opinion of counsel based on a ruling directed to the trustee received from the U.S. Internal Revenue Service or based on a change of law to the same effect as the aforementioned opinion of counsel in the case of Advance’s exercise of full defeasance; and

• Advance has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture.

Resignation of trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Guarantees

The debt securities of any series that we issue and our obligations under the indenture may be guaranteed by one or more of our U.S. subsidiaries. However, the indentures governing our guaranteed debt securities will not require that any of the subsidiaries be a guarantor of any series of guaranteed debt securities. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement. Each subsidiary guarantor of the debt securities is exempt from Exchange Act reporting pursuant to Rule 12h-5 under the Exchange Act as: (i) Advance has no independent assets or operations; (ii) the guarantees of the subsidiary guarantors are full and unconditional and joint and several; and (iii) the subsidiary guarantors are the only subsidiaries of Advance other than minor subsidiaries.

If we issue a series of guaranteed debt securities, a description of some of the terms of the guarantees of those debt securities will be set forth in the applicable prospectus supplement, including any limitations that may be applicable to the guarantee due to other debt arrangements or otherwise. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

Global securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

• an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

• an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

• an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

• the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

• DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

• financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities, only in the following instances:

• if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

• if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

• if we determine that we wish to terminate that global security; or

• if an event of default (discussed above under “—Events of default”) has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and paying agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in the City of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

Plan of distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

• the terms of the offering;

• the names of any underwriters or agents;

• the name or names of any managing underwriter or underwriters;

• the purchase price of the securities;

• the net proceeds from the sale of the securities;

• any delayed delivery arrangements;

• any underwriting discounts, commissions and other items constituting underwriters’ compensation;

• any public offering price;

• any discounts or concessions allowed or reallowed or paid to dealers; and

• any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed delivery contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being offered by this prospectus.

In the event that more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 2720(a).

Legal matters

The validity of the securities offered hereby will be passed upon for us by Bingham McCutchen LLP, New York, New York.

Experts

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended January 2, 2010, and the effectiveness of Advance Auto Parts, Inc. internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be read and copied at: SEC Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.AdvanceAutoParts.com. We also make available, free of charge on our website, the charters of the Audit Committee, Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee, as well as the Code of Ethics and Business Conduct, Whistleblower Procedures, Code of Ethics for Finance Professionals and Guidelines on Significant Governance Issues. These documents are posted on our website at www.AdvanceAutoParts.com. Select the “Investor Relations” link and then the “Corporate Governance” link.

Copies of any of the above-referenced documents will also be made available, free of charge, upon written request to: Investor Relations Department, P.O. Box 2710, Roanoke, Virginia 24001.

Incorporation of certain documents by reference

The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. The documents we have incorporated by reference are:

• Annual Report on Form 10-K for the year ended January 2, 2010 filed with the SEC on March 2, 2010; and

• Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2010.

Notwithstanding the above, information that is “furnished” to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to Investor Relations Department, P.O. Box 2710, Roanoke, Virginia 24001, Tel: (540) 362-4911.

You should read the information in this prospectus together with the information in the documents incorporated by reference.

Advance Auto Parts, Inc.

Debt Securities

Prospectus

The date of this prospectus is April 26, 2010

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the co-registrants in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
FINRA Filing Fee	**
Trustee Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing and Engraving Fees	**
Rating Agency Fees	**
Miscellaneous	**

TOTAL	**

*	Deferred in reliance upon Rule 456(b) and Rule 457(r).

**	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of directors and officers

Advance Auto Parts, Inc.:

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) actually and reasonably incurred by the person in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Article VIII of our Certificate of Incorporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition, our bylaws provide that we will pay the expenses (including attorneys’ fees and expenses) incurred by a director or officer, or former director or officer, in defending, investigating, preparing to defend or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against such director or officer, whether civil or criminal, in advance of the final disposition of such action, suit, proceeding or claim if we receive a request therefore and an undertaking by or on behalf of such director or officer to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification by us.

In addition, we have entered into customary indemnity agreements with each of our directors and executive officers.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Western Auto Supply Company:

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Article IX of the Certificate of Incorporation of Western Auto Supply Company (“Western Auto”) provides that a director of Western Auto shall not be personally liable to Western Auto or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Western Auto or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper benefit. If the DGCL is later amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Western Auto, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL.

Article VI of the Bylaws of Western Auto provides that Western Auto may indemnify, in the manner and to the full extent permitted by law, any person, including officers and directors, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of Western Auto) by reason of the fact that he is or was a director, officer, employee or agent of Western Auto, or is or was serving at the request of Western Auto as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Western Auto, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Western Auto may indemnify officers and directors in an action by or in the right of Western Auto under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to Western Auto.

Western Auto may purchase and maintain insurance on behalf of any person who is or was a director or officer of Western Auto, or is or was serving at the request of Western Auto as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Western Auto would have the power to indemnify him against such liability under Western Auto’s Bylaws or applicable law.

Western Auto of Puerto Rico, Inc.:

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Section 12 of the Certificate of Incorporation of Western Auto of Puerto Rico, Inc. (“Western Auto of Puerto Rico”) provides that a director of Western Auto of Puerto Rico shall not be personally liable to Western Auto of Puerto Rico or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to Western Auto of Puerto Rico or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Article VIII of the Bylaws of Western Auto of Puerto Rico provides that Western Auto of Puerto Rico shall, to the fullest extent to which it is empowered to do so by the DGCL or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Western Auto of Puerto Rico, or is or was serving at the request of Western Auto of Puerto Rico as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The indemnification and the advancement of expenses provided or permitted by Article VIII of the Bylaws of Western Auto of Puerto Rico shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Western Auto of St. Thomas, Inc.:

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

The Certificate of Incorporation of Western Auto of St. Thomas, Inc. (“Western Auto of St. Thomas”) provides for the limitation of liability of directors and officers in the same manner as the Certificate of Incorporation of Western Auto of Puerto Rico. See the discussion of applicable provisions of the Certificate of Incorporation of Western Auto of Puerto Rico above under “—Western Auto of Puerto Rico, Inc.”

The Bylaws of Western Auto of St. Thomas provide for indemnification of directors and officers in the same manner as the Bylaws of Western Auto of Puerto Rico. See the discussion of applicable provisions of the Bylaws of Western Auto of Puerto Rico above under “—Western Auto of Puerto Rico, Inc.”

TTR, Inc.:

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

Article VIII of the Certificate of Incorporation of TTR, Inc. (“TTR”) provides that a director of TTR shall not be personally liable to TTR or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to TTR or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is later amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of TTR, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL.

Article V of the Bylaws of TTR provide that TTR will indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the DGCL, as amended from time to time.

TTR may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of TTR, or is or was serving at the request of TTR as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from such capacity, or arising out of his or her status as such, whether or not TTR would otherwise have the power or the obligation to indemnify the person against such liability or expense.

Advance Auto of Puerto Rico, Inc.:

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

The Certificate of Incorporation of Advance Auto of Puerto Rico, Inc. (“Advance Auto of Puerto Rico”) provides for the limitation of liability of directors in the same manner as the Certificate of Incorporation of TTR. See the discussion of applicable provisions of the Certificate of Incorporation of TTR above under “—TTR, Inc.”

The Bylaws of Advance Auto of Puerto Rico provide for indemnification of directors and officers in the same manner as the Bylaws of TTR. See the discussion of applicable provisions of the Bylaws of TTR above under “—TTR, Inc.”

Advance Patriot, Inc.:

See the discussion of applicable provisions of the DGCL above under “—Advance Auto Parts, Inc.”

The Certificate of Incorporation of Advance Patriot, Inc. (“Advance Patriot”) provides for the limitation of liability of directors in the same manner as the Certificate of Incorporation of TTR. See the discussion of applicable provisions of the Certificate of Incorporation of TTR above under “—TTR, Inc.”

The Bylaws of Advance Patriot provide for indemnification of directors and officers in the same manner as the Bylaws of TTR. See the discussion of applicable provisions of the Bylaws of TTR above under “—TTR, Inc.”

Advance Stores Company, Incorporated:

Article 10 of the Virginia Stock Corporation Act (the “VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the VSCA, a director’s conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the above requirements. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described.

In addition, under the VSCA, unless ordered by a court pursuant to the VSCA, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Unless limited by a corporation’s articles of incorporation, the VSCA states that a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Article 5(C) of the Articles of Incorporation of Advance Stores Company, Incorporated, (“Advance Stores”), as amended, provides that Advance Stores may indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of Advance Stores or brought by or on behalf of shareholders of Advance Stores, by reason of the fact that he is or was a director or officer of Advance Stores, or (ii) any director or officer who is or was serving at the request of Advance Stores as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at Advance Stores’s request if his duties to Advance Stores also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

Article 5(I) of the Articles of Incorporation of Advance Stores provides that Advance Stores may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article and may also procure insurance in such amounts as the board of directors of Advance Stores may determine on behalf of any person who is or was a director, officer, employee, consultant, representative or agent of Advance Stores, or is or was serving at the request of Advance Stores as a director, officer, employee, consultant, representative or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not Advance Stores would have power to indemnify him against such liability under the provisions of such Article.

Article 5(B) of the Articles of Incorporation of Advance Stores provides that no director or officer of Advance Stores shall be liable to Advance Stores or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Article, except that such Article shall not exclude liability resulting from such person’s having engaged-in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Advance Trucking Corporation:

See the discussion of applicable provisions of the VSCA above under “—Advance Stores Company, Incorporated.”

Article VII of the Articles of Incorporation of Advance Trucking Corporation (“Advance Trucking”) provides that Advance Trucking may indemnify each director and officer who is or was a party to any proceeding against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with Advance Trucking or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of Advance Trucking as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

In addition, directors and officers will be indemnified by Advance Trucking with respect to those monetary damages of which the VSCA permits the limitation or elimination of liability. In addition, to the full extent, if any, that the VSCA permits the limitation or elimination of the liability of directors, a director of Advance Trucking shall not be liable to Advance Trucking or its stockholders in any amount whatsoever for monetary damages arising out of a single transaction, occurrence or course of action.

Advance Trucking may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of Advance Trucking, or is or was serving at the request of Advance Trucking as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not Advance Trucking would have power to indemnify him against such liability under the Articles of Incorporation.

Advance Aircraft Company, Inc.:

See the discussion of applicable provisions of the VSCA above under “—Advance Stores Company, Incorporated.”

Article VII of the Articles of Incorporation of Advance Aircraft Company, Inc. (“Advance Aircraft”) provides that each director or officer who was or is a party to any proceeding shall be indemnified by Advance Aircraft against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with Advance Aircraft or otherwise by reason of the fact that he is or was such a director or officer or is or was serving at the request of Advance Aircraft as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such director or officer.

In addition, to the full extent permitted by the VSCA and any other applicable law, as they exist on the date hereof or may hereafter be amended, Advance Aircraft shall indemnify a director or officer of Advance Aircraft who is or was a party to any proceeding (including a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a director or officer or is or was serving at the request of Advance Aircraft.

Article VII of the Articles of Incorporation of Advance Aircraft also empowers Advance Aircraft to contract in advance to indemnify any director or officer to the extent indemnification is granted above. In addition, to the full extent, if any, that the VSCA permits the limitation or elimination of the liability of directors, a director of Advance Aircraft shall not be liable to Advance Aircraft or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the director from Advance Aircraft for services as a director during the twelve months immediately preceding the act or omission for which liability was imposed.

Advance Aircraft may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with the Articles of Incorporation and to procure insurance, in such amounts as the board of directors may determine, on behalf of any person who is or was a director, officer, employee or agent of Advance Aircraft, or is or was serving at the request of Advance Aircraft as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not Advance Aircraft would have power to indemnify him against such liability under its Articles of Incorporation.

Crossroads Global Trading Corp.:

See the discussion of applicable provisions of the VSCA above under “—Advance Stores Company, Incorporated.”

The Articles of Incorporation of Crossroads Global Trading Corp. (“Crossroads Global”) provides for indemnification of directors and officers in the same manner as the Articles of Incorporation of Advance Aircraft. See the discussion of applicable provisions of the Articles of Incorporation of Advance Aircraft above under “—Advance Aircraft Company, Inc.”

Advance Auto Innovations, LLC:

Under the Virginia Limited Liability Company Act (“VA LLC Act”), subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Article IV of the Operating Statement of Advance Auto Innovations, LLC (“Advance Auto Innovations”) provides that Advance Auto Innovations will indemnify the managers to the fullest extent permitted under the VA LLC Act, and such indemnification rights are not exclusive of any other rights to which the managers may be entitled. As long as a manager acts in good faith with respect to the conduct of the business and affairs of Advance Auto Innovations, no manager will be liable or accountable to Advance Auto Innovations or to any member, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which he may do or refrain from doing in connection with the business and affairs of Advance Auto Innovations, except for willful misconduct or gross negligence or breach of a fiduciary duty. The liability of a manager to Advance Auto Innovations or to any of the other members is limited to the maximum extent permissible under Section 13.1-1025 of the VA LLC Act.

Article V of the Operating Statement provides that Advance Auto Innovations will indemnify any person who was or is a party to any proceeding, including a proceeding brought by a member in the right of Advance Auto Innovations or brought by or on behalf of the members, by reason of the fact that such person is or was a manager of Advance Auto Innovations, or is or was serving at the request of Advance Auto Innovations as a manager, director, trustee, partner or other officer of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all liability and reasonable expenses (including reasonable attorneys’ fees) incurred by such person in connection with such proceeding unless he or she has engaged in willful misconduct or a knowing violation of the criminal law.

Discount Auto Parts, LLC:

See the discussion of applicable provisions of the VA LLC Act above under “—Advance Auto Innovations, LLC.”

The Operating Agreement of Discount Auto Parts, LLC (“Discount Auto Parts”) provides for indemnification and limitation of liability of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Agreement of Advance Auto Innovations above under “—Advance Auto Innovations, LLC”.

Advance Auto Business Support, LLC:

See the discussion of applicable provisions of the VA LLC Act above under “—Advance Auto Innovations, LLC.”

Section 6 of the Articles of Organization for Advance Auto Business Support, LLC (“Advance Auto Business Support”) provides that to the fullest extent that the VA LLC Act permits the limitation or elimination of the liability of a member and manager, a member or manager of Advance Auto Business Support will not be liable to Advance Auto Business Support or its members for monetary damages. If elimination of the liability is not permitted, the limitation of liability is (1) $1.00 or the minimum amount allowed to be stated by the VA LLC Act if a specific dollar amount is required to be stated or (2) the fullest extent of limitation set forth in the VA LLC Act if no specific dollar amount is required to be stated.

Advance Auto Business Support will indemnify an individual made a party to a proceeding because he is or was a member or manager of Advance Auto Business Support against liability if he conducted himself in good faith, and he believed, in the case of his conduct in his official capacity with Advance Auto Business Support, that his conduct was in the best interest of the company; and in all other cases, that his conduct was at least not opposed to the best interests of the company, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Advance Auto Business Support may not indemnify (1) in connection with a proceeding by or in the right of Advance Auto Business Support in which the member or manager was adjudged liable to Advance Auto Business Support, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

The Operating Statement of Advance Auto Business Support provides for indemnification and limitation of liability of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Statement of Advance Auto Innovations above under “—Advance Auto Innovations, LLC”.

E-Advance, LLC:

See the discussion of applicable provisions of the VA LLC Act above under “—Advance Auto Innovations, LLC.”

The Articles of Organization of E-Advance, LLC (“E-Advance”) provide for the limitation of liability of members and managers in the same manner as the Articles of Organization of Advance Auto Business Support. See the discussion of applicable provisions of the Articles of Incorporation of Advance Auto Business Support above under “—Advance Auto Business Support, LLC”.

The Operating Statement of E-Advance provides for indemnification of members and managers in the same manner as the Operating Statement of Advance Auto Innovations. See the discussion of applicable provisions of the Operating Agreement of Advance Auto Innovations above under “—Advance Auto Innovations, LLC”.

Autopart International, Inc.:

Part 2 of the Massachusetts Business Corporation Act (“MBCA”) provides that a corporation may include a provision in its articles of organization eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; but the provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions (under section 6.40 of the MBCA) or (iv) for any transaction from which the director derived an improper personal benefit.

Part 8 of the MBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith, and he either reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred if he engaged in conduct for which he shall not be liable under a provision in the articles of organization eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions (under section 6.40 of the MBCA), or (iv) for any transaction from which the director derived an improper personal benefit. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct. Unless ordered by a court, a corporation may not indemnify a director if his conduct did not satisfy the relevant standard.

A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The MBCA provides for indemnification of officers of a corporation to the same extent as directors.

The Bylaws of Autopart International, Inc. (“Autopart International”) provide that each director or officer of Autopart International or of any other corporation, the majority of the stock of which is owned by Autopart International, shall be indemnified by Autopart International against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a director or officer, such expenses to include the cost of reasonable settlements (or other amounts paid by Autopart International itself) made with a view to curtailing costs of litigation. Autopart International will not indemnify any director or officer with respect to matters as to which he is finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duties as such director or officer. The foregoing right of indemnification is not exclusive of other rights to which any director or officer may be entitled as a matter of law.

Item 16. Exhibits.

Exhibit number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Advance Auto Parts, Inc.(1)

3.2	By-Laws of Advance Auto Parts, Inc.(2)

4.1	Form of Senior or Subordinated Indenture**

4.2	Form of Senior Debt Security*

4.3	Form of Subordinated Debt Security*

5.1	Opinion of Bingham McCutchen LLP**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (filed as part of signature page to Registration Statement)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to Form 10-Q filed by the Registrant with the SEC on August 16, 2004.

(2)	Incorporated by reference to the same-numbered exhibit to Form 8-K filed by the Registrant with the SEC on August 17, 2009.

Item 17. Undertakings

Each of the undersigned Registrants hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE AUTO PARTS, INC.

By:	/s/ Darren R. Jackson
Darren R. Jackson
Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President and Chief Financial Officer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darren R. Jackson and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Jackson Darren R. Jackson	Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2010

/s/ John C. Brouillard John C. Brouillard	Chairman and Director	April 26, 2010

/s/ John F. Bergstrom John F. Bergstrom	Director	April 26, 2010

/s/ Fiona P. Dias Fiona P. Dias	Director	April 26, 2010

/s/ Frances X. Frei Frances X. Frei	Director	April 26, 2010

Signature	Title	Date

/s/ William S. Oglesby William S. Oglesby	Director	April 26, 2010

/s/ Gilbert T. Ray Gilbert T. Ray	Director	April 26, 2010

/s/ J. Paul Raines J. Paul Raines	Director	April 26, 2010

/s/ Carlos A. Saladrigas Carlos A. Saladrigas	Director	April 26, 2010

/s/ Francesca M. Spinelli Francesca M. Spinelli	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE STORES COMPANY, INCORPORATED

By:	/s/ Darren R. Jackson
Darren R. Jackson
Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darren R. Jackson and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Jackson Darren R. Jackson	Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jimmie L. Wade Jimmie L. Wade	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE AUTO BUSINESS SUPPORT, LLC

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President and Manager

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer and Manager

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President and Manager (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Tamara A. Kozikowski Tamara A. Kozikowski	Manager	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

WESTERN AUTO SUPPLY COMPANY

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Kevin P. Freeland Kevin P. Freeland	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

DISCOUNT AUTO PARTS, LLC

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President and Manager

By:	/s/ Michael A. Norona
Michael A. Norona
Vice President, Treasurer and Manager

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President and Manager (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Vice President, Treasurer and Manager (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Kevin P. Freeland Kevin P. Freeland	Manager	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE TRUCKING CORPORATION

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin P. Freeland and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland Kevin P. Freeland	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jimmie L. Wade Jimmie L. Wade	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE AIRCRAFT COMPANY, INC.

By:	/s/ Michael A. Norona
Michael A. Norona
President, Treasurer, Assistant Secretary and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Norona Michael A. Norona	President, Treasurer, Assistant Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	April 26, 2010

/s/ Kevin P. Freeland Kevin P. Freeland	Director	April 26, 2010

/s/ Jimmie L. Wade Jimmie L. Wade	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE AUTO INNOVATIONS, LLC

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Manager

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Treasurer and Manager

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin P. Freeland and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland Kevin P. Freeland	President and Manager (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Treasurer and Manager (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jimmie L. Wade Jimmie L. Wade	Manager	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

WESTERN AUTO OF PUERTO RICO, INC.

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Kevin P. Freeland Kevin P. Freeland	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

WESTERN AUTO OF ST. THOMAS, INC.

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President, Chief Executive Officer and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Kevin P. Freeland Kevin P. Freeland	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE AUTO OF PUERTO RICO, INC.

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President and Treasurer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jill A. Livesay Jill A. Livesay	Director	April 26, 2010

/s/ Carl S. Hauch Carl S. Hauch	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

ADVANCE PATRIOT, INC.

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Vice President and Treasurer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Vice President and Treasurer (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jill A. Livesay Jill A. Livesay	Director	April 26, 2010

/s/ Derrick Thomas Derrick Thomas	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

TTR, INC.

By:	/s/ Jimmie L. Wade
Jimmie L. Wade
President and Director

/s/ Michael A. Norona
Michael A. Norona
Vice President, Treasurer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmie L. Wade and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmie L. Wade Jimmie L. Wade	President and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jill A. Livesay Jill A. Livesay	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

CROSSROADS GLOBAL TRADING CORP.

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Director

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Chief Financial Officer, Treasurer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin P. Freeland and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland Kevin P. Freeland	President and Director (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jimmie L. Wade Jimmie L. Wade	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sharon, state of Massachusetts, on April 26, 2010.

AUTOPART INTERNATIONAL, INC.

By:	/s/ Roger A. Patkin
Roger A. Patkin
President, Chief Executive Officer and Director

By:	/s/ Thomas M. O’Reilly
Thomas M. O’Reilly
Chief Financial Officer, Chief Administrative Officer, Treasurer and Director

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darren R. Jackson and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger A. Patkin Roger A. Patkin	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010

/s/ Thomas M. O’Reilly Thomas M. O’Reilly	Chief Financial Officer, Chief Administrative Officer, Treasurer and Director (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Darren R. Jackson Darren R. Jackson	Director	April 26, 2010

/s/ Kevin P. Freeland Kevin P. Freeland	Director	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Director	April 26, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roanoke, state of Virginia, on April 26, 2010.

E-ADVANCE, LLC

By:	/s/ Kevin P. Freeland
Kevin P. Freeland
President and Manager

By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President, Treasurer and Manager

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin P. Freeland and Michael A. Norona, each his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Freeland Kevin P. Freeland	President and Manager (Principal Executive Officer)	April 26, 2010

/s/ Michael A. Norona Michael A. Norona	Executive Vice President, Treasurer and Manager (Principal Financial and Accounting Officer)	April 26, 2010

/s/ Jimmie L. Wade Jimmie L. Wade	Manager	April 26, 2010

Exhibit index

Exhibit number	Description
1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Advance Auto Parts, Inc.(1)

3.2	By-Laws of Advance Auto Parts, Inc.(2)

4.1	Form of Senior or Subordinated Indenture**

4.2	Form of Senior Debt Security*

4.3	Form of Subordinated Debt Security*

5.1	Opinion of Bingham McCutchen LLP**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (filed as part of signature page to Registration Statement)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	Filed herewith.

(1)	Incorporated by reference to the same-numbered exhibit to Form 10-Q filed by the Registrant with the SEC on August 16, 2004.

(2)	Incorporated by reference to the same-numbered exhibit to Form 8-K filed by the Registrant with the SEC on August 17, 2009.